Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 16, 2016 (the "Closing Date"), LendingTree, LLC ("Buyer"), a wholly-owned subsidiary of LendingTree, Inc. (the "Company"), acquired all of the membership interests of Iron Horse Holdings, LLC, a Delaware limited liability company (the "Acquisition"), which does business under the name CompareCards.com ("CompareCards"), pursuant to a Membership Interest Purchase Agreement (the "Purchase Agreement") by and among Buyer, CompareCards, all of the members of CompareCards (collectively, the "Sellers"), and Christopher J. Mettler, as the Member Representative. CompareCards operates a leading online credit card comparison shopping, credit health and credit education platform.
Pursuant to the terms of the Purchase Agreement, Buyer was required to make an upfront cash payment to Sellers of $85.0 million, subject to adjustments for working capital, transaction expenses of Sellers, CompareCards indebtedness as of the Closing Date, and CompareCards cash on hand as of the Closing Date. As a result of these adjustments, Buyer paid $80.5 million of cash to Sellers for the membership interests of CompareCards as of the Closing Date. The final cash payment amount owed to Sellers is subject to a final adjustment for working capital and transaction expenses of the Sellers. Buyer deposited $8 million of such purchase price into an escrow account to secure the Sellers' indemnification obligations pursuant to the Purchase Agreement.
Additionally, Sellers are eligible to receive two earnout payments from Buyer based on the EBITDA generated by CompareCards during the periods of January 1, 2017 through December 31, 2017 and January 1, 2018 through December 31, 2018 (the "Earnout Payments"). The Sellers are eligible to receive up to $45 million in aggregate Earnout Payments which are payable in cash unless the parties agree to payment in a form other than cash.
The Unaudited Pro Forma Condensed Combined Statements of Operations presented below (the “pro forma statements of operations”) for the nine months ended September 30, 2016 and the year ended December 31, 2015 combine the historical results of operations of the Company and CompareCards giving effect to the Acquisition as if it was consummated on January 1, 2015. The Unaudited Pro Forma Condensed Combined Balance Sheet presented below (the “pro forma balance sheet”) is based on the historical balance sheet of the Company and CompareCards and has been prepared to reflect the effects of the Acquisition as if the Acquisition was consummated on September 30, 2016. The Unaudited Pro Forma Condensed Combined Statements of Operations and Unaudited Pro Forma Condensed Combined Balance Sheet are collectively referred to as the "Statements". The historical consolidated financial information has been adjusted in the Statements to give effect to pro forma events that are (1) directly attributable to the Acquisition (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of operations.
The accompanying Statements and related notes are being provided for illustrative purposes only in accordance with Article 11 of Regulation S-X and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of the Company's future consolidated results of operations or consolidated statement of financial position.
As of the date of this filing, the upfront cash payment has not been finalized for the adjustments noted above and the Company has not fully completed the valuation procedures necessary to arrive at the final estimate of the fair value of the assets acquired and liabilities assumed. The Statements are based upon currently available information and estimates and assumptions that the Company's management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different upon finalization of the Company's valuation procedures.
The Statements should be read in conjunction with:

•the accompanying notes to the Statements;

•	the Company's audited financial statements and related notes for the year ended December 31, 2015, contained within the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2016;

•
the Company's historical unaudited condensed consolidated interim financial statements and related notes as of and for the nine months ended September 30, 2016, included in the Company's Quarterly Report on Form 10-Q filed with the SEC on October 28, 2016;

•
the historical financial statements of CompareCards as of and for the year ended December 31, 2015 included as Exhibit 99.2 to the Company's Amendment No. 1 to Current Report on Form 8-K/A filed herewith; and

•
the historical unaudited financial statements of CompareCards as of and for the nine months ended September 30, 2016, included as Exhibit 99.3 to the Company's Amendment No. 1 to Current Report on Form 8-K/A filed herewith.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the nine months ended September 30, 2016

	LendingTree, Inc.	CompareCards	Pro Forma Adjustments (Note 3)		Pro Forma Combined

(in thousands, except per share amounts)
Revenue	$283,561	$54,071	$—		$337,632
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	10,329	613	—		10,942
Selling and marketing expense	192,416	40,241	—		232,657
General and administrative expense	26,820	2,000	—		28,820
Product development	11,384	—	—		11,384
Depreciation	3,458	8	(8)	(a)	3,458
Amortization of intangibles	263	1	7,214	(b)	7,478
Restructuring and severance	72	—	—		72
Litigation settlements and contingencies	109	—	—		109
Total costs and expenses	244,851	42,863	7,206		294,920
Operating income	38,710	11,208	(7,206)		42,712
Other income (expense), net:
Interest expense	(424)	(155)	—		(579)
Other income, net	—	108	—		108
Income before income taxes	38,286	11,161	(7,206)		42,241
Income tax expense	(15,099)	—	(1,599)	(c)	(16,698)
Net income from continuing operations	23,187	11,161	(8,805)		25,543
Loss from discontinued operations, net of tax	(3,017)	—	—		(3,017)
Net income	$20,170	$11,161	$(8,805)		$22,526

Weighted average shares outstanding:
Basic	11,827				11,827
Diluted	12,782				12,782
Income per share from continuing operations:			0
Basic	$1.96				$2.16
Diluted	$1.81				$2.00
Loss per share from discontinued operations:
Basic	$(0.26)				$(0.26)
Diluted	$(0.24)				$(0.24)
Net income per share:
Basic	$1.71				$1.90
Diluted	$1.58				$1.76

The accompanying notes are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the year ended December 31, 2015

	LendingTree, Inc.	CompareCards	Pro Forma Adjustments (Note 3)		Pro Forma Combined

(in thousands, except per share amounts)
Revenue	$254,216	$54,431	$—		$308,647
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	9,370	131	—		9,501
Selling and marketing expense	172,849	53,483	—		226,332
General and administrative expense	30,030	2,330	—		32,360
Product development	10,485	—	—		10,485
Depreciation	3,008	5	(5)	(a)	3,008
Amortization of intangibles	149	2	9,618	(b)	9,769
Restructuring and severance	422	—	—		422
Litigation settlements and contingencies	(611)	—	—		(611)
Total costs and expenses	225,702	55,951	9,613		291,266
Operating income (loss)	28,514	(1,520)	(9,613)		17,381
Other income (expense), net:
Guaranteed payments	—	(260)	—		(260)
Interest expense	(171)	(106)	—		(277)
Other income, net	—	31	—		31
Income (loss) before income taxes	28,343	(1,855)	(9,613)		16,875
Income tax benefit	22,973	—	4,637	(c)	27,610
Net income (loss) from continuing operations	51,316	(1,855)	(4,976)		44,485
Loss from discontinued operations, net of tax	(3,269)	—	—		(3,269)
Net income (loss)	$48,047	$(1,855)	$(4,976)		$41,216

Weighted average shares outstanding:
Basic	11,516				11,516
Diluted	12,541				12,541
Income per share from continuing operations:			0
Basic	$4.46				$3.86
Diluted	$4.09				$3.55
Loss per share from discontinued operations:
Basic	$(0.28)				$(0.28)
Diluted	$(0.26)				$(0.26)
Net income per share:
Basic	$4.17				$3.58
Diluted	$3.83				$3.29

The accompanying notes are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2016

	LendingTree, Inc.	CompareCards	Pro Forma Adjustments (Note 3)		Pro Forma Combined
(in thousands)
ASSETS:
Cash and cash equivalents	$176,925	$3,596	$(84,492)	(d)	$96,029
Restricted cash and cash equivalents	4,091	—	—		4,091
Accounts receivable, net	38,185	6,312	(126)	(e)	44,371
Prepaid and other current assets	3,925	237	—		4,162
Total current assets	223,126	10,145	(84,618)		148,653
Property and equipment, net	13,399	34	(34)	(f)	13,399
Goodwill	4,007	—	47,689	(g)	51,696
Intangible assets, net	15,229	552	54,848	(h)	70,629
Deferred income tax assets	16,341	—	176	(m)	16,517
Other non-current assets	855	334	(24)	(i)	1,165
Non-current assets of discontinued operations	4,142	—	—		4,142
Total assets	$277,099	$11,065	$18,037		$306,201

LIABILITIES:
Accounts payable, trade	$2,815	$5,395	$—		$8,210
Accrued expenses and other current liabilities	37,719	866	—		38,585
Current liabilities of discontinued operations	11,978	—	—		11,978
Total current liabilities	52,512	6,261	—		58,773
Contingent consideration	—	—	23,100	(j)	23,100
Other non-current liabilities	1,753	1,510	(1,510)	(k)	1,753
Non-current liabilities of discontinued operations	27	—	—		27
Total liabilities	54,292	7,771	21,590		83,653

SHAREHOLDERS' EQUITY:
Common stock	140	—	—		140
Additional paid-in capital	1,016,706	3,294	(3,294)	(l)	1,016,706
Accumulated deficit	(729,954)	—	(259)	(m)	(730,213)
Treasury stock	(64,085)	—	—		(64,085)
Total shareholders' equity	222,807	3,294	(3,553)		222,548
Total liabilities and shareholders' equity	$277,099	$11,065	$18,037		$306,201

The accompanying notes are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

NOTE 1—BASIS OF PRESENTATION
The Statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to Article 11 of Regulation S-X, and present the pro forma balance sheet and statements of operations of the Company based upon historical information after giving effect to the Acquisition and the adjustments described in these footnotes. The unaudited pro forma balance sheet is presented as if the Acquisition had occurred on September 30, 2016; and the unaudited pro forma statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 are presented as if the Acquisition had occurred on January 1, 2015.
The Statements have been derived from the historical consolidated financial statements of the Company and CompareCards for the year ended December 31, 2015. The historical results of the Company and CompareCards as of and for the nine months ended September 30, 2016 have been derived from unaudited financial information.
Certain financial statement line items included in CompareCards historical presentation have been reclassified and condensed to conform to corresponding financial statement line items included in the Company's historical financial statement presentation. These include adjustments for the following:

•
Commissions expense reclassified to cost of revenue; remaining operating expenses condensed within general and administrative expense with the exception of depreciation and amortization which have been disaggregated and shown separately;

•	Other receivables and prepaid expenses, which have been condensed into prepaid and other current assets;

•	Investment and deposit, which have been condensed into other non-current assets;

•	Payroll liabilities and credit cards payable, which have been condensed into accrued expense and other current liabilities; and

•	Notes payable which has been condensed into other non-current liabilities.
These reclassifications did not impact the historical earnings from continuing operations and had no impact on the historical total assets, total liabilities, members' equity or net income of CompareCards.

NOTE 2—CONSIDERATION TRANSFERRED AND PRELIMINARY PURCHASE PRICE ALLOCATION
The accompanying Statements and related notes were prepared using the acquisition method of accounting, in accordance with ASC 805, Business Combinations ("ASC 805"), with the Company considered the acquirer of CompareCards. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates.
For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the Statements, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.
The pro forma adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the Statements. Actual results may differ materially from the assumptions utilized within the Statements. Management believes the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available and such changes could be material.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

The purchase price for the acquisition is $103.6 million comprised of an upfront cash payment of $80.5 million on November 16, 2016 and $23.1 million for the estimated fair value of the Earnout Payments.

Cash transferred	$80,461
Estimated fair value of the Earnout Payments	23,100
Estimated fair value of consideration transferred	$103,561
The estimated fair value of the Earnout Payments is determined using an option pricing model for each of the earnout periods, January 1, 2017 through December 31, 2017 and January 1, 2018 through December 31, 2018. For each of the earnout periods, the members of CompareCards are, generally, eligible to receive up to $22.5 million, or up to $45.0 million in aggregate Earnout Payments.
The estimated fair value of the Earnout Payments is preliminary and are based upon available information and certain assumptions, known at the time of this report, which management believes are reasonable. This preliminary fair value estimate for the Earnout Payments may change as additional information becomes available and such changes could be material. Upon final determination of the fair value of the Earnout Payments, any differences in the actual Earnout Payments will be recorded in operating income (expense) in the consolidated statements of operations.
The following is a summary of the preliminary estimated fair values of the assets acquired and liabilities assumed as if the Acquisition closed on September 30, 2016:

Current assets	$6,423
Total intangible assets with definite lives, net	55,400
Goodwill	47,689
Other assets	310
Total assets acquired	109,822

Accounts payable and accrued liabilities	6,261
Estimated fair value of consideration transferred	$103,561
This preliminary allocation is based on the information known to management as of the date of this report. The final determination of the accounting for the Acquisition is anticipated to be completed as soon as practicable. The Company expects the final determination of the purchase price allocation to include, but will not be limited to, valuations with respect to developed technology, customer relationships, trade names and other potential intangible assets. The valuations will consist of discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.
The final determination of the amounts allocated to the assets acquired and liabilities assumed in the Acquisition will be based on the fair value of the net assets acquired at the Acquisition date and could differ materially from the preliminary amounts presented in these pro forma statements as of September 30, 2016. A decrease in the fair value of assets acquired, or an increase in the fair value of liabilities assumed, from those preliminary valuations presented in these pro forma financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Acquisition. In addition, if the value of the acquired assets is higher than the preliminary values above, it may result in higher amortization expense than is presented in these pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

NOTE 3—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The unaudited pro forma adjustments included in the pro forma financial statements are as follows:
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)
The adjustments represent the change in depreciation expense for the nine months ended September 30, 2016 and the year ended December 31, 2015 associated with the change in fair value of the property, plant and equipment recorded in relation to the Acquisition.

(b)
The adjustments represent the change in amortization expense for the nine months ended September 30, 2016 and the year ended December 31, 2015 associated with the change in fair value of the intangible assets recorded in relation to the Acquisition. The preliminary amortization of intangibles is as follows:

	Preliminary fair value	Estimated weighted average life	Amortization expense for the nine months ended September 30, 2016	Amortization expense for the year ended December 31, 2015
Technology	$27,900	4.0	$5,232	$6,975
Customer lists	23,200	13.0	1,338	1,785
Trade Name and Trademarks	4,300	5.0	645	860
Total	$55,400		$7,215	$9,620
Less: CompareCards historical amortization expense			$(1)	$(2)
Pro forma adjustments			$7,214	$9,618
The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful lives, which represent the periods over which the assets are expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for amortizable intangible assets would increase annual pro forma amortization expense by $964.

(c)
The adjustments reflect the tax effects of the results of operations of CompareCards and the preliminary pro forma adjustments made to the pro forma statements of operations using the Company's statutory tax rates for the year ended December 31, 2015 and the nine months ended September 30, 2016 of 40.43% and 40.44%, respectively. CompareCards did not pay taxes at the entity level as it was a limited liability corporation.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(d)
Adjustments to cash and cash equivalents reflects the preliminary net adjustment to cash in connection with the Acquisition, subject to final working capital adjustments, on a cash-free, debt-free basis.

Cash portion of consideration	$(80,461)
Less: CompareCards cash balance	(3,596)
Less: Estimated transaction expenses	(435)
Total cash and cash equivalents adjustment	$(84,492)

(e)	The adjustment to accounts receivable reflects the preliminary estimated fair value adjustment of $126.

(f)	The adjustment to property, plant and equipment reflects the preliminary estimated fair value adjustment of $34.

(g)
The adjustment to goodwill reflects the preliminary estimate of the excess of the fair value of the consideration transferred over the estimated fair value of CompareCard's identifiable assets acquired and liabilities assumed in the Acquisition. The estimate of the fair value of the consideration transferred over the estimated fair value of the identifiable net assets acquired is calculated as follows:

Estimated fair value of consideration transferred	$103,561
Less: fair value of net assets acquired	(55,872)
Total goodwill adjustment	$47,689

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

(h)
The adjustment to intangible assets, net reflects the preliminary estimate of fair value for the acquired intangible assets in the Acquisition. See pro forma footnote 3 (b) above for information related to the estimated fair value and related amortization expense of the intangible assets. The preliminary adjustment to intangible assets, net is calculated as follows:

Estimated fair value	$55,400
Less: CompareCards book value of intangible assets, net	(552)
Total intangibles, net adjustment	$54,848

(i)
The adjustment to other noncurrent assets reflects the removal of a cost method investment in the amount of $24 that was not acquired by Buyer in connection with the Acquisition and therefore has been removed from the pro forma balance sheet.

(j)
The adjustment to contingent consideration reflects the preliminary estimated fair value of the Earnout Payments of $23.1 million. The contingent consideration is included in the preliminary estimated fair value of the consideration transferred in the Acquisition.

(k)
The adjustment to other noncurrent liabilities reflects the removal of a note payable in the amount of $1.5 million that was not assumed with the Acquisition and therefore has been removed from the pro forma balance sheet.

(l)	The adjustment to additional paid in capital reflects the elimination of CompareCard's historical equity balances.

(m)
The adjustment to deferred income tax assets and accumulated deficit reflects the estimated transaction expenses of $435 that were cash settled, or are expected to be cash settled, subsequent to September 30, 2016. These estimated costs have been excluded from the pro forma statements of operations as they reflect charges directly attributable to the Acquisition that will not have an ongoing impact on the Company.